Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
NOVEMBER 20, 2014		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES 8% INCREASE IN QUARTERLY DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $1.3 billion community bank holding company with two bank subsidiaries announced today that it will pay a fourth quarter cash dividend of $0.13 per share on its common stock, an 8.3% increase over the previous quarterly dividend.

Robert W. Walker, President and CEO stated, “The board has been pleased with our consistent earnings performance and the recent positive events of the Company.  In April we completed our acquisition of the Bank of Gassaway adding five new locations, $184.6 million in total deposits and $205.8 million in total assets.  In September we redeemed $7.0 million of our Series A Preferred Stock and as recently as last week, we redeemed the final $5.0 million of the Series A Preferred Stock, completing the full redemption prior to the increase in the dividend rate from 5.00% to 9.00% per annum.  The board is committed to sharing our success with our shareholders and believed it was time to increase our quarterly dividend to $0.13 per share.”

At its regularly scheduled November meeting, the board of directors declared a $0.13 per share dividend to common shareholders of record on December 15, 2014.  The cash dividend will be paid to shareholders on December 31, 2014.

Certain Statements contained in this news release, including without limitation, statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.